Exhibit 99.1

Media contact:	Investor contact:
Bobbie Egan	Lavanya Sareen
Corporate Communications	Managing Director, Investor Relations
(206) 392-5134	(206) 392-5656

FOR IMMEDIATE RELEASE	July 24, 2014

Alaska Air Group Reports Record Second Quarter 2014 Results
Financial Highlights:

•	Reported record second quarter net income, excluding special items, of $157 million - a 50% increase over the second quarter of 2013.

•	Reported adjusted earnings per share of $1.13 per diluted share, a 53% increase over the second quarter of 2013 and ahead of First Call analyst consensus estimate of $1.11 per share.

•
Earned net income for the second quarter under Generally Accepted Accounting Principles (GAAP) of $165 million or $1.19 per diluted share, compared to net income of $104 million, or $0.74 per diluted share in 2013.

•
Recorded $54 million of incentive pay through the first six months of 2014. This includes each Air Group employee earning at least $550 by meeting or exceeding monthly customer satisfaction and operational performance goals and tracking to earn above-target payouts for full-year goals.

•	Grew operating revenues by 9%.

•	Generated record adjusted pretax margin in the second quarter of 18.3% compared to 13.5% in 2013.

•	Generated 14.9% pretax margin for the trailing 12-month period ended June 30, 2014, compared to 11.8% for the same period in the prior year.

•	Ranked in the Fortune 500 for the first time in Air Group's history.

•	Achieved trailing 12-month return on invested capital of 16.1% compared to 13.0% in the 12-month period ended June 30, 2013.

•	Rated BBB- by Fitch Ratings. Air Group is one of only two U.S. airlines with investment grade credit ratings.

•	Declared a 2-for-1 stock split that was effective July 9, 2014. All stock and per-share figures reflect the split retroactively.

•	Announced an additional $650 million repurchase program, representing approximately 10% of our stock market capitalization at the time of announcement.

•	Repurchased 1,108,334 shares of common stock for $53 million in the second quarter of 2014.

•	Paid a $0.125 per-share quarterly cash dividend on June 10, bringing total dividend payments so far this year to $34 million.

•	Lowered adjusted debt-to-total-capitalization ratio to 32%.

•	Produced operating cash flows of $1 billion and free cash flows of $366 million for the 12-month period ended June 30, 2014.

•	Held $1.5 billion in unrestricted cash and marketable securities as of June 30, 2014.

•	Maintained fully funded pension plans and had no net debt.

Customer Service and Operational Highlights:

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2014 by J.D. Power for the seventh year in a row.

•	Ranked highest by frequent fliers in the J.D. Power's first-ever Airline Loyalty/Rewards Program Satisfaction Report.

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the eight largest U.S. airlines for the twelve months ended May 2014.

•	Named No. 1 on-time carrier in North America for the fourth year in a row from FlightStats in February 2014.

•	Received Airline Business Magazine's 2014 Airline Strategy Award for Technology, Environment and Operations.

•	Signed a new five-year contract with Alaska's clerical, office, and passenger service employees (COPS).

•	Reached agreement on a six-year contract with Horizon's aircraft technicians and fleet service agents, represented by the International Brotherhood of Teamsters.

•	Completed 44% of the cabin improvement project, with 41 out of 94 aircraft upgraded with Recaro seats and power at every seat.

•	Added split scimitar winglets to 12 aircraft.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 2.5% as part of our effort to be the airline leader in environmental stewardship.

•	Became the launch customer of Boeing's new, innovative, high-capacity 737 Space Bins, which will increase bag capacity in the cabin by 48%.

•	Sponsored Seattle's bike share program that is guaranteed to put 500 bikes and 50 docking stations throughout the city of Seattle.

•	Committed to $1.5 million in grants to support job training for workers at the Seattle-Tacoma airport, in addition to a voluntary wage increase to $12 per hour for certain vendors.

•
Pledged $2.5 million to Seattle's Museum of Flight to help create the Alaska Airlines Aerospace Education Center to guide students toward a future in science, technology, engineering and math (STEM), and sponsored Alaska Airlines Aviation Day in May 2014 to inspire youth to pursue careers in aviation.

New Routes:
•New routes launched and announced in the second quarter are as follows:

New Non-Stop Routes Launched in Q2	New Non-Stop Routes Announced in Q2 (Launch Dates)
Salt Lake City to Portland, Oregon	Seattle to Baltimore (9/2/2014)
Salt Lake City to San Diego	Seattle to Albuquerque, New Mexico (9/18/2014)
Salt Lake City to Los Angeles	Portland to Los Cabos, Mexico (11/3/2014)*
Salt Lake City to San Jose, California	Portland to Puerto Vallarta (11/4/2014)*
Salt Lake City to Boise, Idaho	Seattle to Cancun (11/6/2014)
Salt Lake City to Las Vegas
Salt Lake City to San Francisco
Portland to Kalispell, Montana
Seattle to New Orleans
Seattle to Tampa, Florida

*	Subject to government approval.
SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported second quarter 2014 GAAP net income of $165 million, or $1.19 per diluted share, compared to $104 million, or $0.74 per diluted share in the second quarter of 2013. Excluding the impact of mark-to-market fuel hedge adjustments of $13 million ($8 million after tax, or $0.06 per diluted share), the company reported record adjusted net income of $157 million, or $1.13 per diluted share, compared to adjusted net income of $105 million, or $0.74 per diluted share, in 2013.
“We’re pleased to report our 21st consecutive quarterly profit and a record second quarter result," said CEO Brad Tilden. "Through strong demand, a growing network, and steady support from our loyal customers, we were able to overcome the impact of substantial new competition.
"I want to thank our people for continuing to work together to provide outstanding service to our customers. For the seventh consecutive year, Alaska employees recently earned the J.D. Power award for 'Highest in Customer Satisfaction Among Traditional Network Carriers'. I am very proud of our team."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the second quarters of 2014 and 2013 to adjusted amounts:

	Three Months Ended June 30,
	2014		2013
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$165	$1.19	$104	$0.74
Mark-to-market fuel hedge adjustments, net of tax	(8)	(0.06)	1	—
Non-GAAP adjusted income and per-share amounts	$157	$1.13	$105	$0.74
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the second quarter results will be simulcast via the Internet at 8:30 a.m. Pacific time on July 24, 2014. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2013. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###
Alaska Airlines and Horizon Air, subsidiaries of Alaska Air Group (NYSE: ALK), together serve 100 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers” in the J.D. Power North American Airline Satisfaction Study for seven consecutive years from 2008 to 2014. Alaska Airlines’ Mileage Plan also ranked highest in the 2014 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per-share amounts)	2014	2013	Change	2014	2013	Change
Operating Revenues:
Passenger
Mainline	$974	$896	9%	1,828	1,692	8%
Regional	200	192	4%	386	374	3%
Total passenger revenue	1,174	1,088	8%	2,214	2,066	7%
Freight and mail	32	30	7%	56	56	—%
Other - net	169	138	22%	327	268	22%
Total Operating Revenues	1,375	1,256	9%	2,597	2,390	9%

Operating Expenses:
Wages and benefits	281	258	9%	553	522	6%
Variable incentive pay	29	21	38%	54	42	29%
Aircraft fuel, including hedging gains and losses	360	372	(3)%	718	753	(5)%
Aircraft maintenance	57	67	(15)%	108	133	(19)%
Aircraft rent	29	30	(3)%	57	59	(3)%
Landing fees and other rentals	64	75	(15)%	133	136	(2)%
Contracted services	62	54	15%	122	107	14%
Selling expenses	53	51	4%	99	89	11%
Depreciation and amortization	73	68	7%	143	136	5%
Food and beverage service	23	21	10%	44	41	7%
Other	81	65	25%	161	133	21%
Total Operating Expenses	1,112	1,082	3%	2,192	2,151	2%
Operating Income	263	174	51%	405	239	69%

Nonoperating Income (Expense):
Interest income	5	4		10	9
Interest expense	(12)	(14)		(25)	(29)
Interest capitalized	4	5		9	9
Other - net	5	—		18	1
	2	(5)		12	(10)
Income Before Income Tax	265	169		417	229
Income tax expense	100	65		158	88
Net Income	$165	$104		259	141

Basic Earnings Per Share:	$1.20	$0.75		$1.88	$1.00
Diluted Earnings Per Share:	$1.19	$0.74		$1.86	$0.99

Shares Used for Computation:
Basic	137.274	140.504		137.304	140.684
Diluted	138.711	142.318		138.776	142.594

Cash dividend declared per share:	$0.125	—		$0.250	—

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2014	December 31, 2013
Cash and marketable securities	$1,510	$1,330

Total current assets	2,020	1,762
Property and equipment-net	4,102	3,893
Other assets	192	183
Total assets	6,314	5,838

Air traffic liability	807	564
Current portion of long-term debt	114	117
Other current liabilities	943	899
Current liabilities	1,864	1,580
Long-term debt	745	754
Other liabilities and credits	1,505	1,475
Shareholders' equity	2,200	2,029
Total liabilities and shareholders' equity	$6,314	$5,838

Debt to Capitalization, adjusted for operating leases(a)	32%:68%	35%:65%

Number of common shares outstanding	136.738	137.492

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,						Six Months Ended June 30,
	2014		2013		Change		2014		2013		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	7,353		6,980		5.3%		14,002		13,326		5.1%
RPMs (000,000) "traffic"	7,755		7,385		5.0%		14,832		14,181		4.6%
ASMs (000,000) "capacity"	8,988		8,547		5.2%		17,341		16,530		4.9%
Load factor	86.3%		86.4%		(0.1 pts	)	85.5%		85.8%		(0.3 pts	)
Yield	15.14	¢	14.73	¢	2.8%		14.93	¢	14.56	¢	2.5%
PRASM	13.06	¢	12.73	¢	2.6%		12.77	¢	12.49	¢	2.2%
RASM	15.29	¢	14.70	¢	4.0%		14.98	¢	14.46	¢	3.6%
CASM excluding fuel(b)	8.36	¢	8.31	¢	0.6%		8.50	¢	8.46	¢	0.5%
Economic fuel cost per gallon(c)	$3.20		$3.28		(2.4%)		$3.26		$3.38		(3.6%)
Fuel gallons (000,000)	116		113		2.7%		227		219		3.7%
ASM's per gallon	77.5		75.6		2.5%		76.4		75.5		1.2%
Average number of full-time equivalent employees (FTE)	12,515		12,059		3.8%		12,451		12,036		3.4%

Mainline Operating Statistics:
Revenue passengers (000)	5,307		5,074		4.6%		10,044		9,608		4.5%
RPMs (000,000) "traffic"	7,029		6,729		4.5%		13,431		12,901		4.1%
ASMs (000,000) "capacity"	8,095		7,743		4.5%		15,590		14,946		4.3%
Load factor	86.8%		86.9%		(0.1 pts	)	86.2%		86.3%		(0.1 pts	)
Yield	13.86	¢	13.31	¢	4.1%		13.61	¢	13.11	¢	3.8%
PRASM	12.03	¢	11.57	¢	4.0%		11.73	¢	11.32	¢	3.6%
RASM	14.24	¢	13.50	¢	5.5%		13.92	¢	13.24	¢	5.1%
CASM excluding fuel(b)	7.44	¢	7.35	¢	1.2%		7.56	¢	7.47	¢	1.2%
Economic fuel cost per gallon(c)	$3.19		$3.28		(2.7%)		$3.25		$3.37		(3.6%)
Fuel gallons (000,000)	102		100		2.0%		197		193		2.1%
Average number of FTE's	9,767		9,457		3.3%		9,679		9,404		2.9%
Aircraft utilization	10.5		10.9		(3.7%)		10.4		10.7		(2.8%)
Average aircraft stage length	1,181		1,156		2.2%		1,190		1,188		0.2%
Operating fleet	134		128		6 a/c		134		128		6 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	2,046		1,907		7.3%		3,958		3,718		6.5%
RPMs (000,000) "traffic"	725		656		10.5%		1,401		1,280		9.5%
ASMs (000,000) "capacity"	894		804		11.2%		1,751		1,584		10.5%
Load factor	81.2%		81.6%		(0.4 pts	)	80.0%		80.8%		(0.8 pts	)
Yield	27.55	¢	29.29	¢	(5.9%)		27.54	¢	29.19	¢	(5.7%)
PRASM	22.37	¢	23.91	¢	(6.4%)		22.04	¢	23.60	¢	(6.6%)
Operating fleet (Horizon only)	51		48		3	a/c	51		48		3	a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of operating expenses excluding fuel and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$974	$—	$—	$—	$974	$—	$974
Regional	—	200	—	—	200	—	200
Total passenger revenues	974	200	—	—	1,174	—	1,174
CPA revenues	—	—	87	(87)	—	—	—
Freight and mail	31	1	—	—	32	—	32
Other-net	147	20	2	—	169	—	169
Total operating revenues	1,152	221	89	(87)	1,375	—	1,375

Operating expenses
Operating expenses, excluding fuel	602	151	86	(87)	752	—	752
Economic fuel	324	49	—	—	373	(13)	360
Total operating expenses	926	200	86	(87)	1,125	(13)	1,112

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(9)	(1)	(2)	—	(12)	—	(12)
Other	9	1	(1)	—	9	—	9
	5	—	(3)	—	2	—	2
Income (loss) before income tax	$231	$21	$—	$—	$252	$13	$265

	Three Months Ended June 30, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$896	$—	$—	$—	$896	$—	$896
Regional	—	192	—	—	192	—	192
Total passenger revenues	896	192	—	—	1,088	—	1,088
CPA revenues	—	—	91	(91)	—	—	—
Freight and mail	29	1	—	—	30	—	30
Other-net	120	16	2	—	138	—	138
Total operating revenues	1,045	209	93	(91)	1,256	—	1,256

Operating expenses
Operating expenses, excluding fuel	569	149	84	(92)	710	—	710
Economic fuel	327	44	—	—	371	1	372
Total operating expenses	896	193	84	(92)	1,081	1	1,082

Nonoperating income (expense)
Interest income	4	—	—	—	4	—	4
Interest expense	(9)	—	(4)	(1)	(14)	—	(14)
Other	6	(1)	1	(1)	5	—	5
	1	(1)	(3)	(2)	(5)	—	(5)
Income (loss) before income tax	$150	$15	$6	$(1)	$170	$(1)	$169

	Six Months Ended June 30, 2014
	Alaska
	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,828	$—	$—	$—	$1,828	$—	$1,828
Regional	—	386	—	—	386	—	386
Total passenger revenues	1,828	386	—	—	2,214	—	2,214
CPA revenues	—	—	178	(178)	—	—	—
Freight and mail	54	2	—	—	56	—	56
Other - net	287	37	3	—	327	—	327
Total operating revenues	2,169	425	181	(178)	2,597	—	2,597

Operating expenses
Operating expenses, excluding fuel	1,178	302	172	(178)	1,474	—	1,474
Economic fuel	642	97	—	—	739	(21)	718
Total operating expenses	1,820	399	172	(178)	2,213	(21)	2,192

Nonoperating income (expense)
Interest income	10	—	—	—	10	—	10
Interest expense	(17)	(1)	(6)	(1)	(25)	—	(25)
Other	27	—	—	—	27	—	27
	20	(1)	(6)	(1)	12	—	12
Income (loss) before income tax	$369	$25	$3	$(1)	$396	$21	$417

	Six Months Ended June 30, 2013
	Alaska
	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,692	$—	$—	$—	$1,692	$—	$1,692
Regional	—	374	—	—	374	—	374
Total passenger revenues	1,692	374	—	—	2,066	—	2,066
CPA revenues	—	—	186	(186)	—	—	—
Freight and mail	54	2	—	—	56	—	56
Other - net	234	31	3	—	268	—	268
Total operating revenues	1,980	407	189	(186)	2,390	—	2,390

Operating expenses
Operating expenses, excluding fuel	1,116	296	173	(187)	1,398	—	1,398
Economic fuel	650	90	—	—	740	13	753
Total operating expenses	1,766	386	173	(187)	2,138	13	2,151

Nonoperating income (expense)
Interest income	9	—	—	—	9	—	9
Interest expense	(21)	—	(7)	(1)	(29)	—	(29)
Other	11	(1)	1	(1)	10	—	10
	(1)	(1)	(6)	(2)	(10)	—	(10)
Income (loss) before income tax	$213	$20	$10	$(1)	$242	$(13)	$229

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain revenues/charges. See Note A for further information in the accompanying pages.

(b)	Includes mark-to-market fuel-hedge accounting charges.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
(in cents)	2014		2013		2014		2013
Consolidated:
CASM	12.37	¢	12.66	¢	12.64	¢	13.01	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.01		4.35		4.14		4.55
CASM excluding fuel	8.36	¢	8.31	¢	8.50	¢	8.46	¢

Mainline:
CASM	11.28	¢	11.58	¢	11.54	¢	11.90	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.84		4.23		3.98		4.43
CASM excluding fuel	7.44	¢	7.35	¢	7.56	¢	7.47	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended June 30,
	2014		2013
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$365	$3.13	$347	$3.07
(Gains) losses on settled hedges	8	0.07	24	0.21
Consolidated economic fuel expense	373	3.20	371	3.28
Mark-to-market fuel hedge adjustment	(13)	(0.11)	1	0.01
GAAP fuel expense	$360	$3.09	$372	$3.29
Fuel gallons	116		113

	Six Months Ended June 30, 2014
	2014		2013
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$712	$3.14	$704	$3.22
(Gains) losses on settled hedges	27	0.12	36	0.16
Consolidated economic fuel expense	739	3.26	740	3.38
Mark-to-market fuel hedge adjustment	(21)	(0.09)	13	0.06
GAAP fuel expense	$718	$3.17	$753	$3.44
Fuel gallons	227		219

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations without the consideration of accounting changes or our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt to Capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile